Exhibit 10.2

AMENDMENT NO. 1

TO

TAX RECEIVABLE AGREEMENT

This Amendment No. 1 to Tax Receivable Agreement (this “Amendment”) is entered into as of August 7, 2024 by and among CompoSecure, Inc., CompoSecure Holdings, L.L.C. and the other entities and individuals listed on the signature pages hereto. Capitalized terms used but not otherwise defined herein shall have the meaning ascribed to them in the Agreement (as defined below).

WHEREAS, reference is made to the Tax Receivable Agreement dated as of December 27, 2021, by and among CompoSecure, Inc., CompoSecure Holdings, L.L.C. and each of the other parties thereto (the “Agreement”).

WHEREAS, concurrently with the execution of this Amendment, the undersigned TRA Parties have entered into separate stock purchase agreements (the “Stock Purchase Agreements”) pursuant to which such TRA Parties have agreed to sell certain shares of Class A Common Stock, par value $0.0001 per share, of the Corporate Taxpayer to Tungsten 2024 LLC, subject to certain conditions to the closing of such stock sales (the “Closing”).

WHEREAS, Section 7.6(b) of the Agreement provides that the Agreement may be amended by each of the Corporate Taxpayer and by the TRA Parties who would be entitled to receive at least two-thirds of the total amount of the Early Termination Payments payable to all TRA Parties under the Agreement if the Corporate Taxpayer had exercised its right of early termination on the date of the most recent Exchange (excluding all payments made to any TRA Party pursuant to the Agreement since the date of such most recent Exchange) (the “TRA Amending Parties”).

WHEREAS, the parties hereto, representing the Corporate Taxpayer and the TRA Amending Parties, have agreed to amend the Agreement as provided herein, effective as of the Closing.

NOW, THEREFORE, in consideration of the mutual covenants and undertakings contained herein and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the parties hereto hereby agree as follows:

1.	Subject to, contingent on, and effective as of the Closing (the “Effective Time”), the term “Change of Control” in Section 1.1 of the Agreement is hereby deleted in its entirety and replaced with the following:

““Change of Control” means the occurrence of any of the following events or series of events after the closing of the transactions contemplated by the Merger Agreement:

(i)             any Person or any group of Persons acting together that would constitute a “group” for purposes of Section 13(d) of the Securities Exchange Act of 1934, as amended or any successor provisions thereto (excluding (a) a corporation or other entity owned, directly or indirectly, by the shareholders of the Corporate Taxpayer in substantially the same proportions as their ownership of stock of the Corporate Taxpayer or (b) a group of Persons in which one or more Affiliates of Permitted Investors, directly or indirectly hold Beneficial Ownership of securities representing more than 50% of the total voting power held by such group) is or becomes the Beneficial Owner, directly or indirectly, of securities of the Corporate Taxpayer representing more than 50% of the combined voting power of the Corporate Taxpayer’s then outstanding voting securities; or

(ii)            the following individuals cease for any reason to constitute a majority of the number of directors of the Corporate Taxpayer then serving: individuals who, on the Merger Date, constitute the Board and any new director whose appointment or election by the Board or nomination for election by the Corporate Taxpayer’s shareholders was approved or recommended by a vote of at least fifty percent (50%) of the directors then still in office who either were directors on the Merger Date or whose appointment, election or nomination for election was previously so approved or recommended by the directors referred to in this clause (ii); or

(iii)           there is consummated a merger or consolidation of the Corporate Taxpayer with any other corporation or other entity, and, immediately after the consummation of such merger or consolidation, either (x) the Board immediately prior to the merger or consolidation does not constitute at least a majority of the board of directors of the company surviving the merger or, if the surviving company is a Subsidiary, the ultimate parent thereof, or (y) the voting securities of the Corporate Taxpayer immediately prior to such merger or consolidation do not continue to represent or are not converted into more than 50% of the combined voting power of the then outstanding voting securities of the Person resulting from such merger or consolidation or, if the surviving company is a Subsidiary, the ultimate parent thereof; or

(iv)           the shareholders of the Corporate Taxpayer approve a plan of complete liquidation or dissolution of the Corporate Taxpayer or there is consummated an agreement or series of related agreements for the sale, lease or other disposition, directly or indirectly, by the Corporate Taxpayer of all or substantially all of the Corporate Taxpayer’s assets, other than such sale or other disposition by the Corporate Taxpayer of all or substantially all of the Corporate Taxpayer’s assets to an entity at least 50% of the combined voting power of the voting securities of which are owned by shareholders of the Corporate Taxpayer in substantially the same proportions as their ownership of the Corporate Taxpayer immediately prior to such sale; or

(v)            Tungsten 2024 LLC (“Tungsten”) or any assignee of Tungsten’s rights and obligations under the Stock Purchase Agreements (as defined below) prior to closing of the transactions contemplated therein in accordance with the terms thereof (such assignee, “Resolute”, and together with Tungsten, the “Resolute Entities” and each a “Resolute Entity”) any Affiliate of any Resolute Entity (a “Resolute Affiliate”), or any Person or any group of Persons that acting together with any Resolute Entity or any Resolute Affiliate would constitute a “group” for purposes of Section 13(d) of the Securities Exchange Act of 1934, as amended or any successor provisions thereto, is or becomes (including, without limitation, through the consummation by any Resolute Entity, any Resolute Affiliate or any member of any such group of any tender or exchange offer, merger, consolidation, business combination, acquisition of securities or other similar transaction involving the Corporate Taxpayer) the Beneficial Owner, directly or indirectly, of securities of the Corporate Taxpayer representing more than 90% of the combined voting power of the Corporate Taxpayer’s then outstanding voting securities.

Notwithstanding the foregoing, (A) except with respect to clause (ii) and clause (iii)(x) above, a “Change of Control” shall not be deemed to have occurred by virtue of the consummation of any transaction or series of integrated transactions immediately following which the record holders of the shares of the Corporate Taxpayer immediately prior to such transaction or series of transactions continue to have substantially the same proportionate ownership in, and voting control over, and own substantially all of the shares of, an entity which owns, directly or indirectly, all or substantially all of the assets of the Corporate Taxpayer immediately following such transaction or series of transactions, (B) except for purposes of determining whether a “Change of Control” has occurred with respect to clause (v) above, a “Change of Control” shall not be deemed to have occurred by virtue of the acquisition by Tungsten or Resolute of Class A Shares pursuant to the various stock purchase agreements with the TRA Parties dated on or about August 7, 2024 (the “Stock Purchase Agreements”) and (C) a “Change of Control” shall not be deemed to have occurred by virtue of any direct or indirect transfer of securities of the Corporate Taxpayer, whether as a sale, contribution, distribution or otherwise, from any Resolute Entity to any other Resolute Entity or Resolute Affiliate or to any spouse, parents, siblings or descendants (whether by birth or adoption) of David Cote (a “Resolute Transferee”), or any trust or other estate planning vehicle established solely for the benefit of such Resolute Transferee and/or such Resolute Transferee’s spouse, descendants (by birth or adoption), parents, siblings or dependents, or any charitable trust the grantor of which is such Resolute Transferee and/or any of the persons otherwise described herein.”

2.	Subject to, contingent on, and effective as of the Effective Time, the term “Early Termination Rate” in Section 1.1 of the Agreement is hereby deleted in its entirety and replaced with the following:

““Early Termination Rate” means 15%.”

3.	Except as explicitly modified by Sections 1 and 2 above from and after the Effective Time, the other provisions, terms and conditions of the Agreement are and will remain in full force and effect. From and after the Effective Time, each reference in the Agreement to “this Agreement,” “the Agreement,” “hereunder,” “hereof,” “herein,” or words of like import, and each reference to the Agreement in any other agreements, documents, or instruments executed and delivered pursuant to, or in connection with, the Agreement, will mean and be a reference to the Agreement as amended by this Amendment.

4.	If the Stock Purchase Agreements are terminated prior to the Closing, this Agreement shall automatically terminate concurrently therewith.

5.	This Amendment may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties, it being understood that all parties need not sign the same counterpart. Delivery of an executed signature page to this Amendment by facsimile transmission or otherwise (including an electronically executed signature page) shall be as effective as delivery of a manually signed counterpart of this Amendment.

6.	This Amendment and the rights and obligations of the parties hereunder shall be governed by, and construed in accordance with, the law of the State of Delaware, without regard to the conflicts of laws principles thereof that would mandate the application of the laws of another jurisdiction.

* * *

IN WITNESS WHEREOF, the undersigned have caused this Amendment to be duly executed and delivered as of the date first set forth above.

THE CORPORATE TAXPAYER:

COMPOSECURE, INC.

By:	/s/ Jonathan C. Wilk
Name: Jonathan C. Wilk
Title: CEO

THE COMPANY:

COMPOSECURE HOLDINGS, L.L.C.

By:	/s/ Jonathan C. Wilk
Name: Jonathan C. Wilk
Title: CEO

[Signature Page to Amendment No. 1 to Tax Receivable Agreement]

TRA PARTIES:

LLR EQUITY PARTNERS IV, L.P.

By: LLR Capital IV, L.P., its general partner

By: LLR Capital IV, LLC, its general partner

By:	/s/ Mitchell Hollin
Name: Mitchell Hollin
Title: Member

LLR EQUITY PARTNERS PARALLEL IV, L.P.

By: LLR Capital IV, L.P., its general partner

By: LLR Capital IV, LLC, its general partner

By:	/s/ Mitchell Hollin
Name: Mitchell Hollin
Title: Member

[Signature Page to Amendment No. 1 to Tax Receivable Agreement]

TRA PARTIES:

EPHESIANS 3:16 HOLDINGS LLC

By:	/s/ Michele D. Logan
Name: Michele D. Logan
Title: Manager

/s/ Michele D. Logan
Michele D. Logan

CAROL D. HERSLOW CREDIT SHELTER TRUST B

By:	/s/ Michele D. Logan
Name: Michele D. Logan
Title: Trustee

CAROL D. HERSLOW CREDIT SHELTER TRUST B

By:	/s/ John H. Herslow
Name: John H. Herslow
Title: Trustee

[Signature Page to Amendment No. 1 to Tax Receivable Agreement]

TRA PARTIES:

/s/ Luis DaSilva
Luis DaSilva

/s/ B. Graeme Frazier, IV
B. Graeme Frazier, IV

/s/ Joseph M. Morris
Joseph M. Morris

COMPOSECURE EMPLOYEE, L.L.C.

By:	/s/ Jonathan C. Wilk
Name: Jonathan C. Wilk
Title: Manager

[Signature Page to Amendment No. 1 to Tax Receivable Agreement]